UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2015

TechTarget, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33472	04-3483216
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

275 Grove Street, Newton MA	02466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 431-9200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements Certain Officers.

(d)

On February 10, 2015, the Board of Directors (the “Board”) of TechTarget, Inc., a Delaware corporation (the “Company”) elected Bruce Levenson to serve as a Class II director until the 2015 annual meeting of stockholders or until his successor is elected and qualified, effective immediately. Mr. Levenson will serve on the Compensation and Nominating and Corporate Governance Committees of the Board. Mr. Levenson owns, directly and indirectly, approximately 5.9% of the Company’s outstanding shares.

As a non-employee director, Mr. Levenson will be granted, effective February 17, 2015, a fully vested option to purchase 2,500 shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”). He will also receive, effective February 17, 2015, a fully vested restricted stock unit award representing that number of shares of Common Stock equal to the value of his annual board and committee retainers and will participate in the Company’s compensation program applicable to all non-employee directors, which is described under the heading “Director Compensation” in the Company’s 2014 Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechTarget, Inc.

Date: February 11, 2015	By:	/s/ Jane E. Freedman
Jane E. Freedman Vice President and General Counsel